Exhibit 99.1

                                VSB BANCORP, INC.
                        2004 DIRECTORS STOCK OPTION PLAN

1.       PURPOSE
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         The purpose of the 2004 Directors Stock Option Plan (the "Plan") is to
promote the growth and profitability of VSB Bancorp, Inc. (the "Company") by providing Directors of the Company with an incentive to achieve long-term objectives of the Company and to attract and retain Directors of outstanding competence by providing such Directors with an opportunity to acquire an equity interest in the Company.

2.       DEFINITIONS
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         (a)      "Affiliate" means (i) a member of a controlled group of
corporations of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

         (b) "Award" means a grant of Options under the provisions of this Plan.

         (c) "Board of Directors" or "Board" means the board of directors of the Company.

         (d) "Change in Control" of the Company, for purposes of this Plan, means an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of Victory State Bank (the "Bank") within the meaning of the Change in Bank Control Act and the rules and regulations promulgated by the Federal Deposit Insurance Corporation (the "FDIC") at 12 C.F.R. ss.303, as in effect on the date hereof; or (iii) results in a transaction requiring prior approval of the Federal Reserve Board ("FRB"), under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. ss.225.11, as in effect on the date hereof or
(iv) at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the Company's outstanding securities or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election was approved by a vote of a majority of the Directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the Incumbent Board, shall be, for purposes of this clause (B), considered as though he or she were a member of the Incumbent Board; or (C) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity; or (D) a proxy statement is distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company; or (E) a tender offer is made for 20% or more of the voting securities of the Company.

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         (e)      "Committee" means a committee consisting of two or more
non-employee Directors of the Company, as defined in Rule 16b-3(b)(3)(i) of the Rule of the Securities and Exchange Commission under the Exchange Act.

         (f) "Common Stock" means the Common Stock of the Company, par value, $0.0001 per share.

         (g) "Date of Grant" means the date of stockholder approval of this plan as to the initial awards of Options for 5,000 shares described in Section 6 or the date the Committee approves an Award as to any other Award.

         (h) "Director" means a voting member of the Board of Directors of the Company or any of its Affiliates.

         (i) "Disability" means disability as defined in any long term disability plan of the Company or its subsidiaries, or if not so defined, disability shall mean the permanent and total inability by reason of mental or physical infirmity, or both, of a Director to perform the functions of a Director. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of the Director's lifetime.

         (j) "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the closing price of the Common Stock on the public markets if a price of the Common Stock is reported on such date or, if not reported on such date, then the closing price on the public markets on the latest prior day on which a price is so reported. For the purpose of determining reporting hierarchy, the first choice for determining Fair Market Value shall be a price reported on an exchange, then on the Nasdaq National Market, then on the Nasdaq SmallCap Market, then on the Over the Counter Bulletin Board. If there is no report on any such public markets during the 30 days prior to the date with respect to which Fair Market Value is to be determined, or if a realistic fair market value of the Common Stock cannot be determined for any other reason, then the Fair Market Value shall be the best estimate of the fair market value as reasonably determined by the Board of Directors, taking into consideration the market value of the shares of comparable financial institutions, the trend of the Company's earnings, and other factors that the Board of Directors deems appropriate.

         (k)      "Option" means an Award granted under Section 6.

         (l) "Retirement" means termination of service as a Director of the Company after reaching age 65 with a minimum service as a Director of five (5) years.

         (m) "Removal for Cause" means the removal of a Director upon an intentional failure to perform stated duties, personal dishonesty which results in loss to the Company or one of its Affiliates or willful violation of any law, rules or regulation (other than traffic violations or similar offenses) or final cease-and-desist order which results in substantial loss to the Company or one of its Affiliates.

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3.       ADMINISTRATION
         --------------

         The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish and amend such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Directors and on their legal representatives and beneficiaries.

4.       STOCK SUBJECT TO THE PLAN
         -------------------------

         Subject to adjustment as provided in Section 11, the maximum number of shares with respect to which Options may be granted under this Plan shall be 55,000 shares of Common Stock. Except as provided in Section 7, if any Option terminates or expires without being exercised, then the shares covered by that Option shall again be available for the grant of new Options under this Plan.

5.       ELIGIBILITY
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         Directors of the Company or its Affiliates shall be eligible to receive
Awards under the Plan.

6.       GRANT OF OPTIONS
         ----------------

         Immediately and without any further action being required to be taken, each person who is a Director of the Company on the date stockholders approve this Plan shall receive an Award of an Option to purchase 5,000 shares of Common Stock. Thereafter, the Committee may, from time to time, grant Options to eligible Directors in such amounts as the Committee may determine. All Options granted pursuant to this Plan shall be subject to the following terms and conditions:

         (a) Price. The exercise price per share shall be equal to the Fair Market Value of the Common Stock on the Date of Grant. Shares may be purchased only upon payment of the full purchase price in cash.

         (b) Terms of Options. The Options granted automatically upon the approval hereof by stockholders shall be exercisable for 10 years after such approval. The Committee shall determine the term during which any subsequent Option may be exercised, but in no event shall an Option be exercisable in whole or in part more than 10 years after the Date of Grant. No Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his or her lifetime only by the Director to whom it is granted or by his duly appointed committee or administrator.

         (c) Vesting. All Options granted under this Plan shall vest in five equal annual installments beginning one year after the Date of Grant. However, all Options shall vest and shall be exercisable in full in the event of a Change in Control or, as to Options held by any Director, upon the death of such Director or upon the resignation of such Director due to a Disability.

         (d) Time of Year Limits. The Committee may, when approving the grant of Awards, require that the related Options may be exercised only during specified times of the year.

         (e)      Extended Exercisability Period.
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                  (i)      If a person ceases to be a Director for any reason,
                           then further vesting of that person's Options shall cease, and the Option shall be exercisable thereafter only as set forth in this Section 6(e).

                  (ii) Except as set forth in paragraph 6 (e) (iii) below, all Options shall be exercisable while the holder thereof is a Director. Except as otherwise provided in this Section 6(e), after termination of status as a Director, an Option shall be exercisable only for three months following termination.

                  (iii) In the event of Removal for Cause of a Director, the Options held by the Director shall expire upon such removal and shall no longer be exercisable.

                  (iv) In the event of death or Disability of any Director, all Options held by such Director shall vest in full and shall be exercisable by the Director or the Director's legal representatives or beneficiaries for one year following the date of the Director's death or cessation of directorship due to Disability.

                  (v) Upon termination of a Director's service due to Retirement or a Change in Control, all Options held by such Director shall vest in full and shall be exercisable for one year following the date of Director's cessation of service.

                  (vi) Notwithstanding Subsections 6(e)(i) - (v), in no event shall the exercise period extend beyond the expiration of the Option term pursuant to Section 6(b).

7.       SURRENDER OF OPTION
         -------------------

         If a Director's directorship terminates as a result of death, Disability or Retirement, the Director (or the Director's personal representative(s), heir(s), or devisee(s)) may, upon the approval of the Committee in its sole discretion, surrender all or part of the Options held by such Director in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of directorship and the exercise price per share of the Option. If the Committee so approves, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable. Any such surrender shall not be considered an expiration or termination for the purpose of determining whether the shares subject to such Option shall again be available for a new Option.

8.       RIGHTS OF A STOCKHOLDER
         -----------------------

         No Director shall have any rights as a stockholder with respect to any shares covered by Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award confers on any person any right to continue as a Director of the Company or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Director's services as a Director at any time to the extent otherwise permitted by law.

9.       AGREEMENT WITH GRANTEES
         -----------------------

         Each Award will be evidenced by a written agreement, substantially in the form annexed hereto, executed by the Director and the Company which describes the conditions for receiving Awards, including the date of Award, the number of shares that may be acquired through the exercise of the Option, the exercise price per share, and any other terms and conditions as may be required by this Plan, the Committee or applicable law.

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10.      MANNER OF EXERCISE
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         Options may be exercised in whole or in part and in the event of a partial exercise, the remainder of the Option shall remain exercisable to the extent otherwise provided in this Plan. Each exercise of an Option shall be by notice in writing to the Chief Executive Officer of the Company, accompanied by payment in full of the Option exercise price for the shares then being purchased. Such exercise price shall be payable in U.S. Dollars upon the exercise of the Option by cash, certified check, bank draft or money order payable to the order of the Company.

11.      DILUTION AND OTHER ADJUSTMENTS
         ------------------------------

         In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other share combination, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make adjustments to previously granted Awards to prevent dilution or enlargement of the rights of the holder of the option, including any or all of the following:

         (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

         (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; and

         (c)      adjustments in the exercise price of outstanding Options.

         No such adjustments may, however, materially change the value of benefits available to a Director under a previously granted Award.

12.      TAX WITHHOLDING
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         There shall be deducted from each distribution of cash and/or Common
Stock upon the exercise or surrender of an Option the amount required by any governmental authority to be withheld for income and withholding tax purposes, and if the Company is unable to effect such a deduction upon a required delivery of shares, then the Company may condition the delivery of the shares upon the payment by the holder of the option to the Company, in cash, of the amount required to be withheld.

13.      AMENDMENT OF THE PLAN
         ---------------------

         The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect provided, however, that the Board of Directors shall not, without the affirmative vote of a majority of the shares voting at a duly held annual or special meeting of stockholders of the Company, (i) increase the maximum number of shares for which Options may be granted under the Plan, except as provided in Section 11; (ii) reduce the minimum exercise price; (iii) extend the term of the plan or the period during which Options may be granted or exercised; or (iv) amend the requirements as to the Directors eligible to receive Options. No termination or amendment of the Plan may, without the consent of the individual to whom any Option shall theretofore have been granted, adversely affect the rights of such individual under such Options.

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         Failure of stockholders to approve amendments or modifications to subsections (i) through (iv) of this Section shall negate only the specific amendment or modification requiring such approval. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

         No such termination, modification or amendment may affect the rights of a Director under an outstanding Award.

14.      EFFECTIVE DATE OF PLAN
         ----------------------

         The Plan shall become effective upon the affirmative vote of a majority of the shares voting at a duly held annual or special meeting of stockholders of the Company.

15.      TERMINATION OF THE PLAN
         -----------------------

         No Awards shall be granted later than ten years after the date of stockholder approval in accordance with Section 14. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Director, adversely affect his or her rights under a previously granted Award.

16.      APPLICABLE LAW
         --------------

         The Plan will be administered in accordance with the laws of the State of New York.

17.      COMPLIANCE WITH SECTION 16
         --------------------------

         Grants and awards under this Plan are intended to qualify for exemption under Rule 16b-3 of the Securities and Exchange Commission. The Board and the Committee shall have the right to adopt rules, regulations, or procedures that may be necessary or appropriate to assure such qualification.

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